Exhibit 16.1

April 2, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by New Horizon Aircraft Ltd. (f/k/a Pono Capital Three, Inc.) under Item 4.01 of its Form 8-K dated April 2, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of New Horizon Aircraft Ltd. (f/k/a Pono Capital Three, Inc.) contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP